SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  DECEMBER 27, 2005

DATE OF EARLIEST EVENT REPORTED:  DECEMBER 27, 2005

KENILWORTH SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW YORK	0-08962	84-1641415
(STATE OR OTHER	(COMMISSION FILE NO.)	(IRS EMPLOYER
JURISDICTION OF		IDENTIFICATION
INCORPORATION)		NUMBER)

185 WILLIS AVENUE, SUITE #4 MINEOLA, NY		11501
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)		(ZIP CODE)

(516) 741-1352

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)                                 On Monday, December 19, 2005, via email, Alfred J. Luciani, Esq. notified Kenilworth Systems Corporation (“Kenilworth” or the “Company”) that he wishes to resign from the Board of Directors for the reason he stated in his email.

On December 21, 2005, the Company, via Certified Mail – Return Receipt Requested, responded to Mr. Luciani’s email by accepting his resignation and advising Mr. Luciani, in a Letter Agreement, which based on the reason for his resignation, the Company must terminate his consideration payable for his consulting services, proportionately, as at December 19, 2005.

On December 27, 2005, the Company received the Company’s Letter Agreement in which Mr. Luciani agreed to terminate his consulting services with the Company.

Mr. Edward Vietmeier, a professional golfer who owns 1,583,097 Common Shares of Kenilworth, has agreed to replace Mr. Luciani on the Board of Directors, which will take place at a scheduled Board Meeting to be held on or about January 10, 2006.  The majority of the Board Members must first elect Mr. Vietmeier at the proposed Board meeting pursuant to Kenilworth’s By-Laws.

The By-Laws of Kenilworth, a New York Corporation, requires a minimum of three (3) and a maximum of fifteen (15) Directors.  With the election of Mr. Vietmeier, if approved, the Company will have seven (7) Directors.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits

The following exhibits are annexed hereto:

17.         Alfred J. Luciani, Esq. email resignation as a Director of Kenilworth as at December 19, 2005.

Letter Agreement terminating Mr. Luciani’s consideration for his services as at December 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Registrant

/s/ Herbert Lindo
Herbert Lindo, Chairman & CEO

Dated: December 27, 2005